Exhibit 99.1

                    E.piphany Announces First Quarter Results

SAN MATEO, Calif. - April 21 2003 - E.piphany, Inc. (Nasdaq:EPNY) today announced results for the quarter ended March 31, 2003.

     For the quarter ended March 31, 2003, the company reported revenues of $22.5 million, compared to revenues of $22.1 million in the first quarter of 2002. First quarter license revenues were $10.4 million and service revenues were $12.1 million, representing 46% and 54% of total revenues, respectively. Net loss under generally accepted accounting principles ("GAAP") for the quarter was $10.9 million, or $(0.15) per share, compared to a net loss under GAAP of $17.0 million, or $(0.24) per share during the first quarter of 2002. On a non-GAAP basis, net loss for the quarter excluding the amortization of purchased technology and intangibles, stock-based compensation and restructuring costs was $6.7 million, or $(0.09) per share, compared to a non-GAAP net loss of $13.5 million, or $(0.19) per share during the first quarter of 2002.

     Roger Siboni, president and chief executive officer, commented, "I am pleased with our execution this quarter, especially in light of the world situation and the general spending environment in the enterprise software sector. We continue to achieve the strategic milestones that we set for ourselves last year. We also continue to have success selling E.6 across each of our Marketing, Sales and Service product lines. We added 10 new customers in the quarter, including Autotrader.com, Alliance Unichem, AT&T Wireless, Auchan, CR Firenze and Liberty Mutual. Additionally, we continue to grow our existing engagements at customers such as AOL/Time Warner, Barclaycard and KLM."

     Kevin Yeaman, chief financial officer, added, "Our balance sheet at the end of the quarter remains strong with cash and investments of $277 million, DSOs of 37 days, and deferred revenue of $20.4 million."

About E.piphany

     E.piphany is a leading provider of marketing, sales, and service solutions for the largest global enterprises. The company's integrated CRM suite, the E.piphany E.6 software solution, is driven by real-time intelligence to enable global businesses to understand their customers and take the optimal

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actions to improve customer satisfaction, increase revenue, and reduce costs.
E.piphany E.6 solutions are built on the industry's most advanced, component-based CRM platform, resulting in fast and easy deployment and adoption. Leading companies, including more than 35 of the Fortune 100, use E.piphany software products to enhance their customers' experiences, enable organizational effectiveness, and drive value. With worldwide headquarters in San Mateo, California, E.piphany has regional operations and offices throughout North America, Europe, Asia Pacific, Japan, and Latin America. For more information, visit us at www.epiphany.com.

     This press release contains forward-looking statements, including statements relating to E.piphany's continued achievement of strategic milestones, successful selling efforts, growth of existing customer engagements and balance sheet strength. Actual results could differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include the degree of interest in and acceptance of E.piphany's new products, increases in the length of E.piphany's sales cycles, reduced IT spending by customers and potential customers, the introduction of new products and services by competitors and intense competition generally, our ability to hire and retain qualified personnel, and general and industry-specific economic conditions. These factors and others are described in more detail in the our public reports filed with the Securities and Exchange Commission, such as those discussed in the "Risk Factors" section included in the our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the our prior press releases. E.piphany assumes no duty to update forward-looking statements.

     The non-GAAP financial measure (net loss excluding certain charges) presented in the text of this press release and accompanying supplementary financial information represents a financial measure used by the Company's management to evaluate the quarterly operating performance of the Company. The Company's management believes these non-GAAP measures provide our investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of our business. Please see the attached statement of operations for reconciliation of our non-GAAP net loss number to our GAAP net loss number for the period presented.

Investor Relations Contact:

     Todd Friedman, E.piphany, 650.356.3934, tfriedman@epiphany.com

                               (tables to follow)
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                                 E.PIPHANY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                                                                3/31/2003     12/31/2002
                                                                                ---------     ----------
                                ASSETS
Current assets:
         Cash and cash equivalents                                             $    80,573    $    93,435
         Short-term investments                                                     34,210         69,279
         Accounts receivable, net                                                    9,017          6,852
         Prepaid expenses and other assets                                           6,342          7,389
         Short-term restricted cash                                                  1,191          1,191
                                                                               -----------    -----------

                        Total current assets                                       131,333        178,146

Long-term investments                                                              152,756        115,068
Long-term restricted cash                                                            7,987          7,984
Property and equipment, net                                                         10,691         12,269
Goodwill, net                                                                       81,499         81,499
Purchased intangibles, net                                                           3,768          5,748
Other assets                                                                         2,222          2,553
                                                                               -----------    -----------

                                                                               $   390,256    $   403,267
                                                                               ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Current portion of capital lease obligations                          $        89    $       156
         Accounts payable                                                              930          2,417
         Accrued liabilities                                                         7,594          8,280
         Accrued compensation                                                        9,197          9,064
         Current portion of restructuring costs                                      8,518          8,206
         Deferred revenue                                                           20,368         20,526
                                                                               -----------    -----------

                        Total current liabilities                                   46,696         48,649

Restructuring costs, net of current portion                                         24,025         24,740
Capital lease obligations, net of current portion
Other long-term liabilities                                                            518            496
                                                                               -----------    -----------

                        Total liabilities                                           71,239         73,885

Minority interest

Stockholders' equity:

         Common stock                                                                    7              7
         Additional paid-in capital                                              3,815,528      3,815,216
         Stockholders' notes receivable                                               (422)          (556)
         Accumulated and other comprehensive loss                                      360            296
         Deferred compensation                                                         (83)          (109)
         Accumulated deficit                                                    (3,496,373)    (3,485,472)
                                                                               -----------    -----------

                        Total stockholders' equity                                 319,017        329,382
                                                                               -----------    -----------

                                                                               $   390,256    $   403,267
                                                                               ===========    ===========
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                              Company Confidential
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                                 E.PIPHANY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (in thousands, except per share amounts)

                                                                                3/31/2003      3/31/2002
                                                                                ---------      ---------
Revenues:
    Product license                                                            $    10,391    $    10,911
    Services                                                                        12,120         11,235
                                                                               -----------    -----------

            Total revenues                                                          22,511         22,146
                                                                               -----------    -----------
Cost of revenues:
    Product license                                                                    252            246
    Services                                                                         7,564          8,164
    Amortization of purchased technology                                             1,828          2,432
                                                                               -----------    -----------

            Total cost of revenues                                                   9,644         10,842
                                                                               -----------    -----------

            Gross profit                                                            12,867         11,304
                                                                               -----------    -----------
Operating expenses:
    Research and development                                                         8,560          8,616
    Sales and marketing                                                             12,316         16,927
    General and administrative                                                       2,574          3,246
    Restructuring costs                                                              2,243            494
    Amortization of purchased intangibles                                              152            216
    Stock-based compensation                                                            27            377
                                                                               -----------    -----------

            Total operating expenses                                                25,872         29,876
                                                                               -----------    -----------

            Operating loss                                                         (13,005)       (18,572)

Other income, net                                                                    2,104          1,556
                                                                               -----------    -----------

            Net loss                                                           $   (10,901)   $   (17,016)
                                                                               ===========    ===========

            Basic and diluted net loss per share                               $     (0.15)   $     (0.24)
                                                                               ===========    ===========

            Shares used in computing basic and
              diluted net loss per share                                            72,833         70,736
                                                                               ===========    ===========

Non-GAAP financial measures and reconciliation
            Net loss                                                               (10,901)       (17,016)
            Less: Amortization of purchased technology                               1,828          2,432
            Less: Restructuring costs                                                2,243            494
            Less: Amortization of purchased intangibles                                152            216
            Less: Stock-based compensation                                              27            377
                                                                               -----------    -----------
            Net loss excluding restructuring costs and
            certain non-cash items                                             $    (6,651)       (13,497)
                                                                               ===========    ===========

            Basic and diluted net loss per share excluding
            restructuring costs and certain non-cash items                     $     (0.09)         (0.19)
                                                                               ===========    ===========

            Shares used in computing basic
              and diluted net loss per share                                        72,833         70,736
                                                                               ===========    ===========
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                              Company Confidential
                                     DRAFT